EXHIBIT 21.1

                              SUBSIDIARY COMPANY OF
                       PERFORMANCE CAPITAL MANAGEMENT, LLC

COMPANY NAME                                               STATE OF ORGANIZATION
------------                                               ---------------------
Matterhorn Financial Services LLC                          California